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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated July 30, 1999, except for Note 10, which is as of September 1, 1999, relating to the financial statements of Mediaplex, Inc., which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

San Francisco, California

October 29, 1999